CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated December 28, 2010 on Dreyfus Midcap Index Fund, Inc. for the fiscal year ended October 31, 2010 which is incorporated by reference in Post-Effective Amendment No. 97 to the Registration Statement (Form N-1A 33-41078 and 811-6325) of Dreyfus Midcap Index Fund, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

February 23, 2011